Exhibit 3.1

FOURTEENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CALIX NETWORKS, INC.

The undersigned, Carl Russo and Kelyn Brannon-Ahn, hereby certify that:

1. They are the duly elected and acting President and Secretary, respectively, of Calix Networks, Inc., a Delaware corporation.

2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on August 17, 1999, under the name Calix Networks, Inc.

3. The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

“ARTICLE I

The name of this corporation is Calix Networks, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE IV

(A) Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is One Hundred One Million Seven Hundred Thirty Five Thousand Twenty Eight (101,735,028) shares, each with a par value of $0.025 per share. Sixty Two Million Nine Hundred Seventy Four Thousand Seven Hundred Forty Three (62,974,743) shares shall be Common Stock and Thirty Eight Million Seven Hundred Sixty Thousand Two Hundred Eighty Five (38,760,285) shares shall be Preferred Stock.

(B) Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Fourteenth Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. The first series of Preferred Stock shall be designated “Series A Preferred Stock” and shall consist of Ninety-One Thousand Four Hundred Eighty-Four

(91,484) shares. The second series of Preferred Stock shall be designated “Series B Preferred Stock” and shall consist of Two Hundred Four Thousand Six Hundred Forty (204,640) shares. The third series of Preferred Stock shall be designated “Series C Preferred Stock” and shall consist of One Hundred Thirty One Thousand Two Hundred Twelve (131,212) shares. The fourth series of Preferred Stock shall be designated “Series D Preferred Stock” and shall consist of Eight Hundred Thirty Five Thousand Two Hundred Fourteen (835,214) shares. The fifth series of Preferred Stock shall be designated “Series E Preferred Stock” and shall consist of Eleven Million Seventy Seven Thousand Six Hundred Seventy Three (11,077,673) shares. The sixth series of Preferred Stock shall be designated “Series E-1 Junior Preferred Stock” and shall consist of One Million Seven Hundred Sixty Three Thousand Eleven (1,763,011) shares. The seventh series of Preferred Stock shall be designated “Series G Preferred Stock” and shall consist of One Million Six Hundred Sixty Six Thousand Six Hundred Sixty Seven (1,666,667) shares. The eighth series of Preferred Stock shall be designated “Series H Preferred Stock” and shall consist of Five Million Two Hundred Two Thousand One Hundred Eight Six (5,202,186) shares. The ninth series of Preferred Stock shall be designated “Series I Preferred Stock” and shall consist of Five Million Six Hundred Fifty Four Thousand Four Hundred Sixty Five (5,654,465) shares. The tenth series of Preferred Stock shall be designated “Series J Preferred Stock” and shall consist of Twelve Million One Hundred Thirty Three Thousand Seven Hundred Thirty Three (12,133,733) shares. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Junior Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock are as set forth below in this Article IV(B).

1. Dividend Provisions.

(a) Series I Dividend. The holders of shares of Series I Preferred Stock shall be entitled to receive cumulative dividends, out of any assets legally available therefor, whether or not declared by the Board of Directors, on a pari passu basis with the Series J Dividend (as defined below) prior and in preference to any declaration or payment of any other dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, only additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation (the “Series I Dividend”). The Series I Dividend shall be payable quarterly, beginning three months to the day following June 22, 2007 and at the conclusion of every three month period thereafter and, at the Corporation’s option, in cash or in the form of shares of Series I Preferred Stock having an aggregate value equal to the cash payment, rounded down to the nearest whole share (calculated using the purchase price per share of the Series I Preferred Stock of $16.56 for such purposes, as may be adjusted for stock splits, stock dividends (other than shares of Series I Preferred Stock issued pursuant to this Section 1(a) or shares of Series J Preferred Stock issued pursuant to Section 1(b)), reclassifications and the like), at a rate equal to 5% per annum of $16.56 per share of Series I Preferred Stock then held by them (the “Series I Dividend Rate”), appropriately adjusted for any stock dividends (other than shares of Series I Preferred Stock issued pursuant to this Section 1(a) or shares of Series J Preferred Stock issued pursuant to Section 1(b)), combinations, splits, recapitalizations and the like. If the Corporation has not sold shares of its Common Stock in a public offering pursuant to a registration statement under the Securities Act of 1933, as amended (an “IPO”), on or prior to December 31, 2007, the Series I Dividend Rate will increase by 0.5% for each full quarter thereafter; provided that in no event shall the Series I Dividend Rate exceed 10%. If the Corporation elects to pay such dividends in shares of Series I Preferred Stock in any quarter, such election shall apply to all holders of Series I Preferred Stock for such quarterly payment. If on June 30, 2008, and on each one-year anniversary thereafter, the Corporation has not yet sold shares of its Common Stock in an IPO, each holder of shares of Series I Preferred Stock shall be entitled to receive, and the Corporation shall issue to such holder as soon as reasonably practicable thereafter, out of any assets legally available therefor, such number of additional shares of Series I Preferred Stock as equals 5% of the total number of shares of Series I Preferred Stock then held by such holder, rounded down to the nearest whole share. Further, when and if the Board of Directors shall declare a dividend payable with respect to the then outstanding shares of Common Stock (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, only additional shares of Common Stock), the holders of shares of Series I Preferred Stock shall be entitled to the amount of dividends per share as would be payable on the largest number of whole shares of Common Stock into which each share of Preferred Stock could then be converted pursuant to Section 4 hereof.

(b) Series J Dividend. Beginning as of eighteen months to the day following the date of the Identified Holder Closing (as defined in that certain Series J Preferred Stock Agreement, dated on or about May 28, 2009, by and among the Corporation and the parties named therein) (the “Series J Dividend Trigger Date”), the holders of shares of Series J Preferred Stock shall be entitled to receive cumulative dividends, out of any assets legally available therefor, whether or not declared by the Board of Directors, on a pari passu basis with the Series I Dividend prior and in preference to any declaration or payment of any other dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, only additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation (the “Series J Dividend”). Upon the Series J Dividend Trigger Date, the Series J Dividend shall be payable quarterly, having accrued as of the date that is twelve months to the day following the date of the Identified Holder Closing, and shall be payable at the conclusion of every three month period after the Series J Dividend Trigger Date and, at the Corporation’s option (provided that the form of the Series J Dividend must be in the same form as paid for the Series I Dividend), in cash or in the form of shares of Series J Preferred Stock having an aggregate value equal to the cash payment, rounded down to the nearest whole share (calculated using the purchase price per share of the Series J Preferred Stock of $5.281 for such purposes, as may be adjusted for stock splits, stock dividends (other than shares of Series I Preferred Stock issued pursuant to Section 1(a) or shares of Series J Preferred Stock issued pursuant to this Section 1(b)), reclassifications and the like), at a rate equal to the same percentage dividend rate as payable on the Series I Preferred for each dividend per annum of $5.281 per share of Series J Preferred Stock then held by them (the “Series J Dividend Rate”), appropriately adjusted for any stock dividends (other than shares of Series J Preferred Stock issued pursuant to Section 1(a) or shares of Series J Preferred Stock issued pursuant to this Section 1(b)), combinations, splits, recapitalizations and the like. If the Corporation elects to pay such dividends in shares of Series J Preferred Stock in any quarter, such election shall apply to all holders of Series J Preferred Stock for such quarterly payment. If on November 28, 2010, and on each June 30 thereafter, the Corporation has not yet sold shares of its Common Stock in an IPO, each holder of shares of Series J Preferred Stock shall be entitled to receive, and the Corporation shall issue to such holder as soon as reasonably practicable thereafter, out of any assets legally available therefor, such number of additional shares of Series J Preferred Stock as equals 5% of the total number of shares of Series J Preferred Stock then held by such holder, rounded down to the nearest whole share. Further, when and if the Board of Directors shall declare a dividend payable with respect to the then outstanding shares of Common Stock (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, only additional shares of Common Stock), the holders of shares of Series J Preferred Stock shall be entitled to the amount of dividends per share as would be payable on the largest number of whole shares of Common Stock into which each share of Preferred Stock could then be converted pursuant to Section 4 hereof.

(c) Series A Dividend, Series B Dividend, Series C Dividend, Series D Dividend, Series E Dividend, Series G Dividend and Series H Dividend. The holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series G Preferred Stock and Series H Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, only additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, at the rate of $10.00 per share per annum on each outstanding share of Series A Preferred Stock, at the rate of $29.00 per share per annum on each outstanding share of Series B Preferred Stock, at the rate of $35.50 per share per annum on each outstanding share of Series C Preferred Stock, at the rate of $5.00 per share per annum on each outstanding share of Series D Preferred Stock, at the rate of $0.36 per share per annum on each outstanding share of Series E Preferred Stock, at the rate of $1.44 per share per annum on each outstanding share of Series G Preferred Stock and at the rate of $1.44 per share per annum on each outstanding share of Series H Preferred Stock (in each case, as adjusted for stock splits, stock dividends, reclassifications and the like) payable quarterly when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. In addition, when and if the Board of Directors shall declare a dividend payable with respect to the then outstanding shares of Common Stock (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, only additional shares of Common Stock), the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series G Preferred Stock and Series H Preferred Stock shall be entitled to the amount of dividends per share as would be payable on the largest number of whole shares of Common Stock into which each share of Preferred Stock could then be converted pursuant to Section 4 hereof. The holders of shares of Series E-1 Junior Preferred Stock shall not be entitled to receive dividends pursuant to this Section 1.

2. Liquidation.

(a) Preference.

(i) Series I Preference and Series J Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series I Preferred Stock and Series J Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series H Preferred Stock, Series G Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock, Series E-1 Junior Preferred Stock and Common Stock by reason of their ownership thereof, an amount per share equal to (A) $16.56 (the “Series I Issue Price”) for each share of Series I Preferred Stock then held by them and to which they are entitled under the cumulative dividend provision set forth above in Section 1(a), plus declared but unpaid cash dividends and (B) $5.281 (the “Series J Issue Price”) for each share of Series J Preferred Stock then held by them and to which they are entitled under the cumulative dividend provision set forth above in Section 1(b), plus declared but unpaid cash dividends (in each case, as adjusted for stock splits, stock dividends (other than shares of Series I Preferred Stock issued pursuant to Section 1(a) or shares of Series J Preferred Stock issued pursuant to Section 1(b)), reclassifications and the like). If, upon the occurrence of such event, the assets and funds legally available for distribution to the holders of the Series I Preferred Stock and the Series J Preferred Stock (by reason of their ownership thereof) shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series I Preferred Stock and the Series J Preferred Stock in proportion to the aggregate preferential amount each such holder is otherwise entitled to receive pursuant to this paragraph.

(ii) Series G Preference and Series H Partial Preference. If, upon the occurrence of such a liquidation, dissolution or winding up of the Corporation, and upon completion of the distribution required by subsection (a)(i) of this Section 2, assets or funds of the Corporation remain legally available for distribution to stockholders by reason of their ownership of stock of the Corporation, then the holders of the Series G Preferred Stock and Series H Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series J Preferred Stock, Series I Preferred Stock (other than the distribution required by subsection (a)(i) of this Section 2), Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock, Series E-1 Junior Preferred Stock and Common Stock by reason of their ownership thereof, an amount per share equal to (A) $18.00 for each share of Series G Preferred Stock then held by them, plus declared but unpaid dividends on such shares and (B) for each share of Series H Preferred Stock then held by them, 0.09189 multiplied by the Total Per Share Series H Liquidation Preference (as defined below), plus declared but unpaid dividends on such shares (in each case, as adjusted for stock splits, stock dividends, reclassifications and the like). If, upon the occurrence of such event, the assets and funds legally available for distribution to the holders of the Series G Preferred Stock and Series H Preferred Stock (by reason of their ownership thereof) shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series G Preferred Stock and Series H Preferred Stock in proportion to the aggregate preferential amount each such holder is otherwise entitled to receive pursuant to this paragraph.

(iii) Series E Preference and Series H Partial Preference. If, upon the occurrence of such a liquidation, dissolution or winding up of the Corporation, and upon completion of the distributions required by subsections (a)(i) and (a)(ii) of this Section 2, assets or funds of the Corporation remain legally available for distribution to stockholders by reason of their ownership of stock of the Corporation, then the holders of the Series E Preferred Stock and Series H Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series J Preferred Stock, Series I Preferred Stock and Series G Preferred Stock (other than the distributions required by subsections (a)(i) and (a)(ii) of this Section 2), Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock, Series E-1 Junior Preferred Stock and Common Stock by reason of their ownership thereof, an amount per share equal to (A) $9.032 for each share of Series E Preferred Stock then held by them, plus declared but unpaid dividends on such shares, and (B) for each share of Series H Preferred Stock then held by them, 0.30645 multiplied by the Total Per Share Series H Liquidation Preference (as defined below), plus declared but unpaid dividends on such shares (in each case, as adjusted for stock splits, stock dividends, reclassifications and the like). If, upon the occurrence of such event, the assets and funds legally available for distribution to the holders of the Series E Preferred Stock and Series H Preferred Stock (by reason of their ownership thereof) shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series E Preferred Stock and Series H Preferred Stock in proportion to the aggregate preferential amount each such holder is otherwise entitled to receive pursuant to this paragraph.

(iv) Series A, B, C, and D Preference; and Series H Partial Preference. If, upon the occurrence of such a liquidation, dissolution or winding up of the Corporation, and upon completion of the distributions required by subsections (a)(i), (a)(ii) and (a)(iii) of this Section 2, assets or funds of the Corporation remain legally available for distribution to stockholders by reason of their ownership of stock of the Corporation, then the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series H Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series J Preferred Stock, Series I Preferred Stock, Series G Preferred Stock and Series E Preferred Stock (other than the distributions required by subsections (a)(i), (a)(ii) and (a)(iii) of this Section 2), Series E-1 Junior Preferred Stock and Common Stock by reason of their ownership thereof, an amount per share equal to (A) $125.00 for each share of Series A Preferred Stock then held by them, plus declared but unpaid dividends on such shares, (B) $363.125 for each share of Series B Preferred Stock then held by them, plus declared but unpaid dividends on such shares, (C) $442.00 for each share of Series C Preferred Stock then held by them, plus declared but unpaid dividends on such shares, (D) $60.415 for each share of Series D Preferred Stock then held by them, plus declared but unpaid dividends on such shares, and (E) for each share of Series H Preferred Stock then held by them, 0.59556 multiplied by the Total Per Share Series H Liquidation Preference (as defined below), plus declared but unpaid dividends on such shares (in each case, as adjusted for stock splits, stock dividends, reclassifications and the like). If, upon the occurrence of such event, the assets and funds legally available for distribution to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series H Preferred Stock (by reason of their ownership thereof) shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series H Preferred Stock in proportion to the aggregate preferential amount each such holder is otherwise entitled to receive pursuant to this paragraph.

(v) Series E-1 Preference and Series H Partial Preference. If, upon the occurrence of such a liquidation, dissolution or winding up of the Corporation, and upon completion of the distribution required by subsections (a)(i), (a)(ii), (a)(iii) and (a)(iv) of this Section 2, assets or funds of the Corporation remain legally available for distribution to stockholders by reason of their ownership of stock of the Corporation, then the holders of the Series E-1 Junior Preferred Stock and Series H Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series G Preferred Stock, Series I Preferred Stock and Series J Preferred Stock (other than the distributions required by subsections (a)(i), (a)(ii), (a)(iii) and (a)(iv) of this Section 2) and Common Stock by reason of their ownership thereof, an amount per share equal to (A) $1.129 for each share of Series E-1 Junior Preferred Stock then held by them, and (B) for each share of Series H Preferred Stock then held by them, 0.0061 multiplied by the Total Per Share Series H Liquidation Preference (as defined below), plus declared but unpaid dividends on such shares (in each case, as adjusted for stock splits, stock dividends, reclassifications and the like). If, upon the occurrence of such event, the assets and funds legally available for distribution to the holders of the Series E-1 Junior Preferred Stock and Series H Preferred Stock (by reason of their ownership thereof) shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series E-1 Junior Preferred Stock and Series H Preferred Stock in proportion to the aggregate preferential amount each such holder is otherwise entitled to receive pursuant to this paragraph.

(vi) Additional Series H Preference. If, upon the occurrence of such a liquidation, dissolution or winding up of the Corporation, and upon completion of the distribution required by subsections (a)(i), (a)(ii), (a)(iii), a(iv) and (a)(v) of this Section 2, assets or funds of the Corporation remain legally available for distribution to stockholders by reason of their ownership of stock of the Corporation, then the holders of the Series H Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series G Preferred Stock, Series I Preferred Stock and Series J Preferred Stock (other than the distributions required by subsections (a)(i), (a)(ii), (a)(iii), (a)(iv) and (a)(v) of this Section 2) and Common Stock by reason of their ownership thereof, an amount per share equal to (A) $30,000,000 divided by (B) the number of shares of Series H Preferred Stock outstanding immediately prior to the consummation of such liquidation, dissolution or winding up, plus declared but unpaid dividends (as adjusted for stock splits, stock dividends, reclassifications and the like). If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series H Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series H Preferred Stock in proportion to the number of shares of Series H Preferred Stock held by them.

(vii) Maximum Amount of Series H Preference. Notwithstanding the foregoing, in no event shall the holders of Series H Preferred Stock be entitled, collectively, to receive an aggregate liquidation preference pursuant to the provisions of this Section 2 (by reason of their ownership of Series H Preferred Stock) greater than $81,849,420 (plus declared but unpaid dividends on such shares, if any). In the event that the aggregate liquidation preference payable to the holders of Series H Preferred Stock, by reason of their ownership thereof, were to exceed $81,849,420 (plus declared but unpaid dividends on such shares, if any), then the liquidation preference otherwise payable to each such holder under this Section 2 by reason of their ownership of Series H Preferred Stock shall be ratably reduced.

(viii) Definition. For purposes of this Section 2, the “Total Per Share Series H Liquidation Preference” shall be equal to $9.78758.

(ix) In the event that, following the date of filing of this Fourteenth Amended and Restated Certificate of Incorporation (the “Filing Date”), the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Junior Preferred Stock or Series G Preferred Stock outstanding, including shares issuable upon exercise of outstanding warrants to purchase such preferred stock, increases or decreases (other than pursuant to a stock split, reverse stock split or the like that results in a corresponding adjustment to applicable liquidation preference fractions or ratios), the fraction by which the Total Per Share Series H Liquidation Preference is multiplied under each of subsections 2(a)(ii), 2(a)(iii), 2(a)(iv) and 2(a)(v) of this Article IV(B) shall be deemed to be adjusted to equal the fraction that represents, respectively, (1) the maximum aggregate liquidation preference (assuming sufficient funds are available and without taking into account any declared but unpaid dividends) payable with respect to the Corporation’s Preferred Stock (including shares then outstanding and shares issuable upon exercise of then outstanding warrants to purchase such preferred stock) under such subsection, other than the Series H Preferred Stock, divided by (2) the maximum aggregate liquidation preference (assuming sufficient funds are available and without taking into account any declared but unpaid dividends) payable with respect to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Junior Preferred Stock and Series G Preferred Stock (including shares then outstanding and shares issuable upon exercise of then outstanding warrants to purchase such preferred stock) under subsections (a)(ii), (a)(iii), (a)(iv) and (a)(v) of this Section 2.

(b) Remaining Assets. Upon the completion of the distributions required by subsections (a)(i), (a)(ii), (a)(iii), (a)(iv), (a)(v) and (a)(vi) of this Section 2, all of the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and Common Stock (but no additional distribution shall be made to the holders of the Series E-1 Junior Preferred Stock by virtue of their ownership thereof) pro rata, based on the number of shares of Common Stock held by each (assuming conversion of all such Preferred Stock).

(c) Certain Acquisitions.

(i) Deemed Liquidation. For purposes of this Section 2, a liquidation, dissolution or winding up of the Corporation shall be deemed to occur if the Corporation shall sell, convey, or otherwise dispose of all or substantially all of its property or business or effect a reorganization, consolidation or merger (or similar transaction or series of related transactions) of the Corporation with or into any other corporation or corporations in which the holders of the Corporation’s outstanding shares immediately prior to such transaction or series of related transactions do not, immediately after such transaction or series of related transactions, retain stock representing a majority of the voting power of the surviving corporation (or its parent corporation if the surviving corporation is wholly owned by the parent corporation) of such transaction or series of related transactions (a “Deemed Liquidation”), provided that this Section 2(c)(i) shall not apply to (A) a merger effected exclusively for the purpose of changing the domicile of the Corporation or (B) an equity financing in which the Corporation is the surviving corporation and such transactions shall not be considered a Deemed Liquidation hereunder.

(ii) Valuation of Consideration. In the event of a deemed liquidation as described in Section 2(c)(i) above, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

(A) Securities not subject to investment letter or other similar restrictions on free marketability:

(1) If traded on a securities exchange, the value shall be deemed to be the average of the closing sale prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing; provided, however, if the definitive agreement for such transaction conflicts with the terms of this section, such agreement shall govern to the extent enforceable under applicable laws;

(2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; provided, however, if the definitive agreement for such transaction conflicts with the terms of this section, such agreement shall govern to the extent enforceable under applicable laws; and

(3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined in good faith by the Board of Directors of the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

(B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as specified above in Section 2(c)(ii)(A) to reflect the approximate fair market value thereof, as mutually determined in good faith by the Board of Directors of the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

(iii) Notice of Transaction. The Corporation shall give each holder of record of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Junior Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock written notice of a transaction described in Section 2(c)(i) not later than ten (10) days prior to the stockholders’ meeting called to approve such transaction, or ten (10) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than ten (10) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened or waived upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

(iv) Effect of Noncompliance. In the event the requirements of this Section 2(c) are not complied with, the Corporation shall forthwith either cause the closing of the transaction to be postponed until such requirements have been complied with, or cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Junior Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 2(c)(iii) hereof.

(d) If and to the extent the Corporation may become subject to certain provisions of the California Corporations Code (the “CCC”) pursuant to the operation of Section 2115 thereof, as authorized by Section 402.5(c) of the CCC, Sections 502 and 503 of the CCC shall not apply with respect to payments made by the Corporation in connection with (i) any repurchase or redemption of shares of capital stock described in Article IV(B), Section 6(iv)(x) or (y) of this Certificate of Incorporation, (ii) any dividends paid pursuant to Article IV(B), Section 1(a) or Section 1(b) of this Certificate of Incorporation or (iii) any other repurchase or redemption of capital stock of the Corporation approved by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Preferred Stock, voting together as a class and on an as-converted to Common Stock basis.

3. Redemption. The Preferred Stock is not redeemable.

4. Conversion. The holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Junior Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert. Subject to Section 4(c), each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Junior Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such shares, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) $125.00 in the case of Series A Preferred Stock, (ii) $363.125 in the case of Series B Preferred Stock, (iii) $442.00 in the case of Series C Preferred Stock, (iv) $60.415 in the case of Series D Preferred Stock, (v) $4.516 in the case of Series E Preferred Stock, (vi) $4.516 in the case of Series E-1 Junior Preferred Stock, (vii) $18.00 in the case of Series G Preferred Stock, (viii) $18.00 in the case of Series H Preferred Stock, (ix) $16.56 in the case of Series I Preferred Stock and (x) $5.281 in the case of Series J Preferred Stock, by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. For purposes of determining the number of shares of Common Stock issuable upon conversion of Preferred Stock hereunder, the quotient obtained by dividing the issue price for a series of Preferred Stock (set forth in the immediately preceding sentence) by such series’ Conversion Price, if such quotient shall not be a whole number, shall be rounded to a number having three digits to the right of the decimal. The Conversion Price per share shall be $19.474 per share of Series A Preferred Stock (the “Series A Conversion Price”), $41.512 per share of Series B Preferred Stock (the “Series B Conversion Price”), $48.811 per share of Series C Preferred Stock (the “Series C Conversion Price”), $13.481 per share of Series D Preferred Stock (the “Series D Conversion Price”), $4.403 per share of Series E Preferred Stock (the “Series E Conversion Price”), $4.403 per share of Series E-1 Junior Preferred Stock (the “Series E-1 Conversion Price”), $15.614 per share of Series G Preferred Stock (the “Series G Conversion Price”), $15.614 per share of Series H Preferred Stock (the “Series H Conversion Price”), $13.057 per share of Series I Preferred Stock (the “Series I Conversion Price”) and $5.281 per share of Series J Preferred Stock (the “Series J Conversion Price”). Such Conversion Price for each such series shall be subject to adjustment as set forth in Section 4(d). All Conversion Prices adjusted pursuant to Section 4(d) shall be rounded to the nearest tenth of a cent.

(b) Automatic Conversion. Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Junior Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such share immediately upon the earlier of (i) except as provided below in Section 4(c), the Corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), which results in aggregate cash proceeds raised in the offering of not less than $50,000,000 (before deduction of underwriting discounts and commissions) (a “Qualified IPO”) or (ii) the date specified by written consent or agreement of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock voting as a single class on an as-converted basis.

(c) Mechanics of Conversion. Before any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Junior Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such series of Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of such series of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act the conversion may, at the option of any holder tendering such Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

(d) Conversion Price Adjustments of Preferred Stock. The Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Junior Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock shall be subject to adjustment from time to time as follows:

(i)

(i-1) Issuance of Additional Stock below Series E Conversion Price. If the Corporation shall issue, on or after the Filing Date, any Additional Stock (as defined below) without consideration or for a consideration per share less than the Series E Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock, as applicable, in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this Section 4(d)(i-1), unless otherwise provided in Section 4(d)(i).

(i-1)(A) Adjustment Formulae for Series A-E.

(A-1) Whenever the Conversion Price is adjusted pursuant to this Section 4(d)(i-1), the Conversion Price for the Series E Preferred Stock shall be adjusted to a price equal to the price paid per share for such Additional Stock; provided, however, that if the Conversion Price is adjusted pursuant to this Section 4(d)(i-1) after such point in time upon which the Corporation has during a rolling six (6) month period (i) exhibited positive cash flow - with cash flow being defined as cash flow from operations less capital expenditures (interpreted in accordance with all relevant GAAP rules and regulations), (ii) showed positive earnings before income tax, depreciation and amortization (EBITDA) (interpreted in accordance with all relevant GAAP rules and regulations) and (iii) shipped and collected revenue of at least $20,000,000, the Conversion Price for the Series E Preferred Stock shall be adjusted by multiplying the Conversion Price for the Series E Preferred Stock then in effect by a fraction, (x) the numerator of which shall be the number of shares of Outstanding Common (as defined below) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at the Conversion Price of the Series E Preferred Stock; and (y) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Stock issued. For purposes of this Fourteenth Amended and Restated Certificate of Incorporation, the term “Outstanding Common” means (A) all shares of Common Stock actually outstanding and (B) all shares of Common Stock issuable upon exercise, conversion or exchange of all securities (including, for avoidance of doubt, Preferred Stock) convertible into, exercisable for, or exchangeable for Common Stock.

(A-2) With respect to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, whenever the Conversion Price is adjusted pursuant to this Section 4(d)(i-1), the new Conversion Price for each such series of Preferred Stock shall be determined by multiplying the Conversion Price then in effect for such series of Preferred Stock by a fraction, (x) the numerator of which shall be the number of shares of Outstanding Common plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and (y) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Stock issued.

(i-2) Issuance of Additional Stock below Series G or Series H Conversion Price; Adjustment Formula for Series G and H. If the Corporation shall issue Additional Stock on or after the Filing Date without consideration or for a consideration per share less than the Series J Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the shares of Series G Preferred Stock or Series H Preferred Stock, as the case may be, in effect immediately prior to each such issuance shall automatically be adjusted as follows (unless otherwise provided in this Section 4(d)(i)): the new Conversion Price for such Series of Preferred Stock shall be determined by multiplying the Conversion Price then in effect for such series of Preferred Stock by a fraction, (x) the numerator of which shall be the number of shares of Outstanding Common plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and (y) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Stock issued.

(i-3) Issuance of Additional Stock below Series I Conversion Price; Adjustment Formula for Series I. If the Corporation shall issue Additional Stock on or after the Filing Date without consideration or for a consideration per share less than the Series J Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the shares of Series I Preferred Stock in effect immediately prior to each such issuance shall automatically be adjusted as follows (unless otherwise provided in this

Section 4(d)(i)): the new Conversion Price for the Series I Preferred Stock shall be determined by multiplying the Conversion Price then in effect for the Series I Preferred Stock by a fraction, (x) the numerator of which shall be the number of shares of Outstanding Common plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and (y) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Stock issued.

For the purposes of adjusting the Conversion Price of a series of Preferred Stock pursuant to Sections 4(d)(i)(i-1)-(i-3), the grant, issue or sale of Additional Stock consisting of the same class of security and warrants to purchase such security issued or issuable at the same price at two or more closings held within a 90-day period shall be aggregated and shall be treated as one sale of Additional Stock occurring on the earliest date on which such securities were granted, issued or sold.

Any adjustment pursuant to this Section 4(d)(i)(i-3) after the Filing Date shall be disregarded in the event of any adjustment pursuant to Section 4(d)(i)(i-4)(B) or (C) below. After any adjustment pursuant to Section 4(d)(i)(i-4)(B) or (C), no further adjustments made pursuant to Section 4(d)(i)(i-3) shall be effected.

(i-4) Additional Adjustments to Conversion Price for Series I. Notwithstanding any other adjustment described in Section 4(d)(i-3) and in lieu thereof, the Conversion Price for shares of Series I Preferred Stock shall be subject to the adjustments described in Sections 4(d)(i-4)(B) or (C) below if the Corporation does not complete a sale of its Common Stock in a Qualified IPO on or before December 22, 2008 or if the Series I Pre-IPO Value (as defined below) in connection with a Qualified IPO is less than $650,000,000, respectively.

(i-4)(A) [Intentionally omitted].

(i-4)(B) Subject to the provisions of Section (i-4)(C) below, if the Corporation completes a sale of its Common Stock in a Qualified IPO in which the Series I Pre-IPO Value is less than $650,000,000 (such a Qualified Public Offering being a “Series I Adjustment Triggering Offering”), then the Conversion Price for the shares of Series I Preferred Stock then in effect immediately prior to such date shall automatically be adjusted as follows: the new Conversion Price for the Series I Preferred Stock (the “Second Adjusted Series I Conversion Price”) shall be equal to the Series I Issue Price (as adjusted for stock splits, stock dividends (other than shares of Series I Preferred Stock issued pursuant to Article IV(B), Section 1(a) of this Certificate of Incorporation or shares of Series J Preferred Stock issued pursuant to Article IV(B), Section 1(b) of this Certificate of Incorporation), reclassifications and the like), divided by a factor (the “Series I Factor”) equal to the sum of (i) 1.05 plus (ii) the remainder of 1 minus the quotient obtained by dividing the Series I Pre-IPO Value by $650,000,000, provided, however, in no event shall the Factor exceed 1.15, and provided, further, that notwithstanding the foregoing, in the event that the Series I Pre-IPO Value is equal to or greater than $650,000,000, the provisions of this Section 4(d)(i-4)(B) shall not be applicable. For purposes of Section (i-4), the “Series I Pre-IPO Value” is equal to the product obtained by multiplying (i) the offering price per share to the public before deduction of underwriting discounts and commissions (the “IPO Price”) by (ii) a number equal to the sum of (a) the number of shares of Common Stock of the Corporation issued and outstanding immediately prior to such sale, (b) the number of shares of Common Stock issuable upon the conversion into Common Stock of all shares of Preferred Stock of the Corporation issued and outstanding immediately prior to such sale, (c) the number of shares of Common Stock issuable upon the exercise or conversion of all other exercisable or convertible securities of the Corporation outstanding immediately prior to such sale (including shares of Common Stock issuable upon the conversion of shares of Preferred Stock issuable thereunder), including without limitation, all warrants, convertible notes and options, whether then exercisable or convertible pursuant to their terms, and (d) the number of shares of Common Stock available for issuance pursuant to the Corporation’s equity incentive and stock plans as of June 22, 2007, less that number of shares of Common Stock issued and outstanding or issuable pursuant to options granted thereunder after such date (in each case, as adjusted for stock splits, stock dividends (other than shares of Series I Preferred Stock issued pursuant to Article IV(B), Section 1(a) of this Certificate of Incorporation or shares of Series J Preferred Stock issued pursuant to Article IV(B), Section 1(b) of this Certificate of Incorporation), reclassifications and the like).

(i-4)(C) Notwithstanding the provisions of Section (i-4)(B) above and in lieu thereof, if the Corporation completes a Series I Adjustment Triggering Offering on a date following December 22, 2008, the Conversion Price for the shares of Series I Preferred Stock then in effect immediately prior to such date shall automatically be adjusted as follows: the new Conversion Price for the Series I Preferred Stock shall be equal to the Series I Issue Price (as adjusted for stock splits, stock dividends (other than shares of Series I Preferred Stock issued pursuant to Article IV(B), Section 1(a) of this Certificate of Incorporation or shares of Series J Preferred Stock issued pursuant to Article IV(B), Section 1(b) of this Certificate of Incorporation), reclassifications and the like, not including any adjustment made pursuant to Section (i-4)(B) above) divided by a factor equal to (1) the sum of (a) the quotient obtained by dividing the Series I Issue Price (as adjusted for stock splits, stock dividends (other than shares of Series I Preferred Stock issued pursuant to Article IV(B), Section 1(a) of this Certificate of Incorporation or shares of Series J Preferred Stock issued pursuant to Article IV(B), Section 1(b) of this Certificate of Incorporation), reclassifications and the like, not including any adjustment made pursuant to Section (i-4)(B) above) by $14.786 and (b) the quotient obtained by dividing the Series I Issue Price (as adjusted for stock splits, stock dividends (other than shares of Series I Preferred Stock issued pursuant to Article IV(B), Section 1(a) of this Certificate of Incorporation or shares of Series J Preferred Stock issued pursuant to Article IV(B), Section 1(b) of this Certificate of Incorporation), reclassifications and the like, not including any adjustment made pursuant to Section (i-4)(B) above) by the Second Adjusted Series I Conversion Price, minus (2) 1.00.

(i-5) Issuance of Additional Stock below Series J Conversion Price. If the Corporation shall issue, on or after the Filing Date, any Additional Stock without consideration or for a consideration per share less than the Series J Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the shares of Series J Preferred Stock in effect immediately prior to each such issuance shall automatically be determined by multiplying the Conversion Price then in effect for the Series J Preferred Stock by a fraction, (x) the numerator of which shall be the number of shares of

Outstanding Common plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and (y) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Stock issued.

(i-6) Additional Adjustments to Conversion Price for Series J. Notwithstanding any other adjustment described in Section 4(d)(i-5) and in lieu thereof, beginning on November 28, 2010, the Conversion Price for shares of Series J Preferred Stock shall be subject to the adjustments described in Sections 4(d)(i-6)(A), (B) or (C) below if the Corporation does not complete a sale of its Common Stock in a Qualified IPO on or before November 28, 2010 or if the Series J Pre-IPO Value (as defined below) in connection with a Qualified IPO is less than $300,000,000, respectively.

(i-6)(A) Subject to the provisions of Section (i-6)(C) below, if the Corporation does not complete a sale of its Common Stock in a Qualified IPO on or before November 28, 2010, the Conversion Price for the shares of Series J Preferred Stock then in effect immediately prior to such date shall automatically be adjusted as follows: the new Conversion Price for the Series J Preferred Stock (the “First Adjusted Series J Conversion Price”) shall be determined by multiplying (1) the Series J Issue Price (as adjusted for stock splits, stock dividends (other than shares of Series J Preferred Stock issued pursuant to Article IV(B), Section 1(b) of this Certificate of Incorporation), reclassifications and the like) by (2) a factor equal to 0.89286.

(i-6)(B) Subject to the provisions of Section (i-6)(C) below, if the Corporation completes a sale of its Common Stock in a Qualified IPO in which the Series J Pre-IPO Value is less than $300,000,000 (such a Qualified Public Offering being a “Series J Adjustment Triggering Offering”), then the Conversion Price for the shares of Series J Preferred Stock then in effect immediately prior to such date shall automatically be adjusted as follows: the new Conversion Price for the Series J Preferred Stock (the “Second Adjusted Series J Conversion Price”) shall be equal to the Series J Issue Price (as adjusted for stock splits, stock dividends (other than shares of Series I Preferred Stock issued pursuant to Article IV(B), Section 1(a) of this Certificate of Incorporation or shares of Series J Preferred Stock issued pursuant to Article IV(B), Section 1(b) of this Certificate of Incorporation), reclassifications and the like), not including any adjustment made pursuant to Article IV(B), Section 4(d)(i-6)(A) above) divided by a factor (the “Series J Factor”) equal to the sum of (i) 1.05 plus (ii) the remainder of 1 minus the quotient obtained by dividing the Series J Pre-IPO Value by $300,000,000, provided, however, in no event shall the Factor exceed 1.15, and provided, further, that notwithstanding the foregoing, in the event that the Series J Pre-IPO Value is equal to or greater than $300,000,000, the provisions of this Section 4(d)(i-6)(B) shall not be applicable. For purposes of Section (i-6), the “Series J Pre-IPO Value” is equal to the product obtained by multiplying (i) the IPO Price by (ii) a number equal to the sum of (a) the number of shares of Common Stock of the Corporation issued and outstanding immediately prior to such sale, (b) the number of shares of Common Stock issuable upon the conversion into Common Stock of all shares of Preferred Stock of the Corporation issued and outstanding immediately prior to such sale, (c) the number of shares of Common Stock issuable upon the exercise or conversion of all other exercisable or convertible securities of the Corporation outstanding immediately prior to such sale (including shares of Common Stock issuable upon the conversion of shares of Preferred Stock issuable thereunder), including without limitation, all warrants, convertible notes and options, whether then exercisable or convertible pursuant to their terms, and (d) the number of shares of Common Stock available for issuance pursuant to the Corporation’s equity incentive and stock plans as of the date of the Identified Holder Closing, less that number of shares of Common Stock issued and outstanding or issuable pursuant to options granted thereunder after such date (in each case, as adjusted for stock splits, stock dividends (other than shares of Series I Preferred Stock issued pursuant to Article IV(B), Section 1(a) of this Certificate of Incorporation or shares of Series J Preferred Stock issued pursuant to Article IV(B), Section 1(b) of this Certificate of Incorporation), reclassifications and the like).

(i-6)(C) Notwithstanding the provisions of Sections (i-6)(A) and (i-6)(B) above and in lieu thereof, if the Corporation completes a Series J Adjustment Triggering Offering on a date following November 28, 2010, the Conversion Price for the shares of Series J Preferred Stock then in effect immediately prior to such date shall automatically be adjusted as follows: the new Conversion Price for the Series J Preferred Stock shall be equal to the Series J Issue Price (as adjusted for stock splits, stock dividends (other than shares of Series I Preferred Stock issued pursuant to Article IV(B), Section 1(a) of this Certificate of Incorporation or shares of Series J Preferred Stock issued pursuant to Article IV(B), Section 1(b) of this Certificate of Incorporation), reclassifications and the like, not including any adjustment made pursuant to Sections (i-6)(A) and (B) above) divided by a factor equal to (1) the sum of (a) the quotient obtained by dividing the Series J Issue Price (as adjusted for stock splits, stock dividends (other than shares of Series I Preferred Stock issued pursuant to Article IV(B), Section 1(a) of this Certificate of Incorporation or shares of Series J Preferred Stock issued pursuant to Article IV(B), Section 1(b) of this Certificate of Incorporation), reclassifications and the like, not including any adjustment made pursuant to Sections (i-6)(A) and (B) above) by the First Adjusted Series J Conversion Price and (b) the quotient obtained by dividing the Series J Issue Price (as adjusted for stock splits, stock dividends (other than shares of Series I Preferred Stock issued pursuant to Article IV(B), Section 1(a) of this Certificate of Incorporation or shares of Series J Preferred Stock issued pursuant to Article IV(B), Section 1(b) of this Certificate of Incorporation), reclassifications and the like, not including any adjustment made pursuant to Sections (i-6)(A) and (B) above) by the Second Adjusted Series I Conversion Price, minus (2) 1.00.

(B) Definition of “Additional Stock”. For purposes of Section 4(d)(i), “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4(d)(i)(E)) by the Corporation on or after the Filing Date other than

(1) Common Stock or Common Stock Equivalents issued pursuant to a transaction described in Section 4(d)(ii) hereof;

(2) Up to 14,139,201 shares (including any shares already issued or issuable prior to the Filing Date) (as adjusted for stock splits, stock dividends, reclassifications and the like) of Common Stock issued or issuable (which, for purposes of clarification, includes options or warrants therefor) to employees, consultants or directors of the Corporation (or its subsidiary) directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Corporation plus (i) the number of shares underlying options granted under the Corporation’s stock option plans that expire or are cancelled prior to exercise thereof, (ii) the number of shares of Common Stock of the Corporation issued directly or upon exercise of options granted directly or under the Corporation’s stock option plans and later repurchased by or forfeited to the Corporation, (iii) such additional number of shares of Common Stock of the Corporation issuable or issued to employees, consultants or directors of the Corporation (or its subsidiary) directly or pursuant to a stock option plan or restricted stock plan, as has been approved by the Board of Directors of the Corporation prior to such issuance and (iv) the number of shares of Common Stock underlying options that have been assumed by the Corporation directly or under an assumed stock option plan or restricted stock plan in connection with any merger with or acquisition of another entity (either directly or through a wholly-owned subsidiary) that has been approved by the Board of Directors of the Corporation;

(3) Capital stock, or options or warrants to purchase capital stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, approved by the Corporation’s Board of Directors, not to exceed, in the aggregate, 100,000 shares of capital stock and/or options or warrants to purchase such amount of shares (as adjusted for subsequent stock splits, stock dividends, reclassifications and the like), and shares of capital stock issued upon exercise of any such warrants or options;

(4) Capital stock or warrants or options to purchase capital stock issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors of the Corporation, and shares of capital stock issued upon exercise of any such warrants or options; provided, that such issuance has been approved by the Board of Directors, including at least a majority of the then-serving Preferred Directors (as defined in that certain Second Amended and Restated Voting Agreement, dated on or about May 28, 2009, as amended from time to time);

(5) Shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Junior Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock, including, without limitation, shares of Common Stock issued or issuable pursuant to Article IV(B), Section 4(d)(i-4) and Section 4(d)(i-6);

(6) Shares of Common Stock issued or issuable in a public offering prior to or in connection with which all outstanding shares of Preferred Stock of the Corporation will be converted to Common Stock;

(7) Shares of Common Stock issued or issuable as a dividend on any outstanding shares of Preferred Stock of the Corporation;

(8) Other issuances of capital stock or warrants, options or other rights to purchase capital stock that the Board of Directors of the Corporation, including at least a majority of the then-serving Preferred Directors, determines should be excluded from the definition of Additional Stock hereunder;

(9) Shares of Series J Preferred Stock sold pursuant to that certain Series J Preferred Stock Purchase Agreement, dated on or about the Filing Date, by and among the Company and the purchasers of Series J Preferred Stock named therein, as such agreement is amended from time to time;

(10) Shares of capital stock or warrants, options or other rights to purchase capital stock issued prior to the Filing Date, and shares of capital stock issued upon exercise of any such warrants, options or rights;

(11) Shares of Series I Preferred Stock issued or issuable pursuant to Section 1(a) of this Article IV(B); and

(12) Shares of Series J Preferred Stock issued or issuable pursuant to Section 1(b) of this Article IV(B).

(C) No Fractional Adjustments. No adjustment of the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward. In addition, and notwithstanding the foregoing sentence, no further adjustments to the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock that would otherwise be made pursuant to the operation of Article IV(B), Section 4(d)(i)(E)(3) or 4(d)(i)(E)(4) shall be made until immediately prior to the earliest to occur of a Deemed Liquidation (as defined in Article IV(B), Section 2(c)(i) above) or the conversion of at least 100,000 shares of Preferred Stock (as adjusted for subsequent stock splits, combinations and the like) pursuant to Article IV(B), Section 4(a) or 4(b) above, at which time any applicable adjustments described in such Sections 4(d)(i)(E)(3) or 4(d)(i)(E)(4) shall be made to reflect events subsequent to the filing date of the Corporation’s Tenth Amended and Restated Certificate of Incorporation.

(D) Determination of Consideration. In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.

(E) Deemed Issuances of Common Stock. In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of Section 4(d)(i), including, for avoidance of doubt, any calculation of “Outstanding Common”:

(1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section 4(d)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

(2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Section 4(d)(i)(D)).

(3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, other than a change resulting from the antidilution provisions thereof, the Conversion Price of each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock to the extent in any way computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series G Preferred Stock, Series H Preferred Stock,

Series I Preferred Stock and Series J Preferred Stock to the extent in any way computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 4(d)(i)(E)(1) and 4(d)(i)(E)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4(d)(i)(E)(3) or 4(d)(i)(E)(4).

(F) No Increased Conversion Price. Notwithstanding any other provisions of Section 4(d)(i), except to the limited extent provided for in Sections 4(d)(i)(E)(3), 4(d)(i)(E)(4), 4(d)(i-4) and 4(d)(i-6), no adjustment of the Conversion Price pursuant to Section 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment; provided, however, that no readjustment pursuant to clauses 4(d)(i)(E)(3) and (4) shall have the effect of increasing the Conversion Price of a series of Preferred Stock to an amount above the pre-adjustment Conversion Price, as revised to reflect any other issuance of Additional Stock and any other adjustments provided for herein between the original adjustment date and such readjustment date.

(ii) Stock Splits and Dividends. In the event the Corporation should at any time or from time to time after the Filing Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price of each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Junior Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of outstanding shares of Common Stock and those issuable with respect to such Common Stock Equivalents, provided, however, that notwithstanding the foregoing, in no event shall shares of Series I Preferred Stock issued pursuant to Article IV(B), Section 1(a) of this Certificate of Incorporation or shares of Series J Preferred Stock issued pursuant to Article IV(B), Section 1(b) of this Certificate of Incorporation, be deemed to be Common Stock Equivalents for purposes of this Section 4(d)(ii).

(iii) Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the Filing Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Junior Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

(e) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d)(i) (other than a subdivision or combination or in connection with a deemed liquidation as described in Section 2(c)(i) above), then, in each such case for the purpose of this Section 4(e), the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Junior Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(f) Recapitalizations, Mergers, Consolidations or Asset Sales. If at any time or from time to time there shall be a recapitalization of the Common Stock, merger, consolidation or sale of all or substantially all of the Corporation’s assets (collectively, a “Capital Reorganization”) (other than a subdivision, combination or merger, consolidation or sale of assets transaction provided for elsewhere in this Section 4 or Section 2), provision shall be made so that the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Junior Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such Capital Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of such Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of such Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(g) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation (except in accordance with Section 6 hereof and applicable law) or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

(h) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Junior Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Junior Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion. No fractional shares shall be issued for shares of Series I Preferred Stock issued pursuant to Article IV(B), Section 1(a) of this Certificate of Incorporation or shares of Series J Preferred Stock issued pursuant to Article IV(B), Section 1(b) of this Certificate of Incorporation, and the number of shares of Series I Preferred Stock and Series J Preferred Stock to be so issued shall be rounded down to the nearest whole share.

(ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Junior Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Junior Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Junior Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Junior Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock, as the case may be.

(i) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend, shares paid to the holders of the Series I Preferred Stock pursuant to Article IV, Section 1(a) of this Certificate of Incorporation or shares paid to the holders of the Series J Preferred Stock pursuant to Article IV, Section 1(b) of this Certificate of Incorporation) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall deliver, in accordance with Section 8 of this Article IV(B), to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Junior Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Junior Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such series of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of such series of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in reasonable best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

(k) Reservation of Series I Preferred Stock and Series J Preferred Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Series I Preferred Stock and Series J Preferred Stock, solely for the purpose of effecting the payment of dividends in accordance with Article IV, Section 1(a) and Section 1(b) of this Certificate of Incorporation, respectively, such number of its shares of Series I Preferred Stock and Series J Preferred Stock as shall from time to time be sufficient to effect the dividend provisions in accordance with Article IV, Section 1(a) and Section 1(b) of this Certificate of Incorporation; and if at any time the number of authorized but unissued shares of Series I Preferred Stock and Series J Preferred Stock, respectively, shall not be sufficient to effect the payment of dividends in accordance with Article IV, Section 1(a) and Section 1(b) of this Certificate of Incorporation, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series I Preferred Stock and Series J Preferred Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in reasonable best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

5. Voting Rights. The holder of each share of Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

6. Protective Provisions.

(a) The Corporation shall not take any of the following actions (by way of merger, consolidation or otherwise), without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock, voting together as a class and on an as-converted to Common Stock basis:

(i) effect a transaction described in Article IV(B), Section 2(c)(i) above or any voluntary liquidation, dissolution, recapitalization, reorganization or bankruptcy;

(ii) increase or decrease (other than by conversion) the total number of authorized shares of Preferred Stock or Common Stock;

(iii) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock or Series J Preferred Stock with respect to voting, dividends, redemption, conversion or upon liquidation, as applicable;

(iv) redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to (x) the repurchase or acquisition of shares of Common Stock from current or former employees, officers, directors, consultants or other persons performing or who have performed services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has (A) the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, (B) the obligation to repurchase such shares at cost (such as pursuant to a put right) or (C) the right to have forfeited to it such shares pursuant to a default under a promissory note, or (y) the exercise of any right of first refusal or first offer;

(v) declare or pay any dividend on any share of Common Stock or Preferred Stock, other than pursuant to Section 1(a) or Section 1(b) of this Article IV(B);

(vi) increase the number of shares of Common Stock reserved for issuance under the Corporation’s stock option plans;

(vii) issue any securities in connection with a merger, acquisition or other similar transaction that would represent more than ten percent (10%) of the then outstanding shares of capital stock of the Corporation (on an as-converted to Common Stock basis) unless such issuance has been approved by the Board of Directors, including at least a majority of the then-serving Preferred Directors;

(viii) increase or decrease the authorized number of directors on the Board of Directors;

(ix) incur any additional bank indebtedness, individually or in the aggregate, in excess of $30,000,000, unless such incurrence has been approved by the Board of Directors, including at least a majority of the then-serving Preferred Directors (other than any bank indebtedness or bank facility existing at the date of the Identified Holder Closing and any renewal, extension or refinancing of such existing bank indebtedness or bank facility (provided such renewal, extension or refinancing does not significantly increase the amount of aggregate available bank indebtedness or bank facility)), which shall not require approval pursuant to this Section 6(a)(ix)); or

(x) amend or waive any provision of the Certificate of Incorporation or Bylaws of the Corporation that adversely affects the rights, preferences or privileges of the Preferred Stock.

(b) Notwithstanding Section 6(a)(ii), the Corporation shall not (by way of merger, consolidation or otherwise):

(i) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series J Preferred Stock, voting together as a class and on an as-converted to Common Stock basis, increase the total number of authorized shares of Series J Preferred Stock; or

(ii) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series I Preferred Stock, voting together as a class and on an as-converted to Common Stock basis, increase the total number of authorized shares of Series I Preferred Stock;

7. Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation. The Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.

8. Notices. Any notice required by the provisions of this Article IV(B) to be given to the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Junior Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock shall be deemed given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day (as defined below); (c) five Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; (d) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt or (e) when sent by confirmed electronic mail (if an electronic mail address has been provided for delivery of notices) if sent during normal business hours of the recipient; if not, then on the next Business Day. For purposes of this Fourteenth Amended and Restated Certificate of Incorporation, “Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in San Francisco, California are authorized or required by applicable law to close.

(C) Common Stock.

1. Dividend Rights. Subject to the holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 2 of Article IV(B).

3. Redemption. The Common Stock is not redeemable.

4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

ARTICLE V

Except as otherwise provided in this Certificate of Incorporation, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

ARTICLE VI

Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

ARTICLE VII

(A) To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

(B) The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

(C) Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.”

*     *     *

The foregoing Fourteenth Amended and Restated Certificate of Incorporation has been duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

Executed at Petaluma, California, on May 28, 2009.

/s/ Carl Russo
Carl Russo, President

/s/ Kelyn Brannon-Ahn
Kelyn Brannon-Ahn, Secretary